UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2006

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2006, KCS Energy, Inc. (“KCS”), Petrohawk Energy Corporation (“Petrohawk”) and Hawk Nest Corporation (“Hawk Nest”) entered into an Amended and Restated Agreement and Plan of Merger which amended and restated in its entirety that certain Agreement and Plan of Merger dated April 20, 2006 (the “Original Agreement”). The Amended and Restated Agreement and Plan of Merger provides that KCS will merge directly into Petrohawk rather than a merger of Hawk Nest into KCS followed by a merger of KCS into Petroahwk as contemplated in the Original Agreement. The Amended and Restated Agreement and Plan of Merger is effective as of April 20, 2006.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

2.1	Amended and Restated Agreement and Plan of Merger executed as of May 16, 2006, and effective as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation and Hawk Nest Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION
By	/s/ Shane M. Bayless

Executive Vice President – Chief Financial Officer and Treasurer
Date: May 17, 2006

EXHIBIT INDEX

2.1	Amended and Restated Agreement and Plan of Merger executed as of May 16, 2006, and effective as of April 20, 2006 by and among KCS Energy, Inc., Petrohawk Energy Corporation and Hawk Nest Corporation.